Exhibit 5.1

50 South Main Street, Suite 1200 Akron, Ohio 44308 330.208.1000 | vorys.com

Founded 1909

May 7, 2024

Board of Directors

Myers Industries, Inc.

1293 South Main Street

Akron, OH 44301

Re:	Form S-8 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to Myers Industries, Inc., an Ohio corporation (the “Company”), in connection with the Registration Statement on Form S-8 filed by the Company under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”), in order to register under the Act 2,500,000 shares of common stock, without par value (the “Shares”) of the Company to be issued and delivered pursuant to the Myers Industries, Inc. 2024 Long-Term Incentive Plan (the “Plan”).

In connection with rendering this opinion, we have examined, to the extent deemed necessary, originals or copies, the authenticity of which has been established to our satisfaction, of: (i) the Registration Statement; (ii) the Plan; (iii) the articles of incorporation of the Company, as currently in effect; (iv) the code of regulations of the Company, as currently in effect; and (v) the resolutions adopted by the Board of Directors of the Company (the "Board") and the Compensation and Management Development Committee of the Board and the proposal approved by the shareholders of the Company, relating to the approval and adoption of the Plan and the reservation and issuance of the Shares as contemplated thereunder. In addition, we have examined such authorities of law and other documents and matters as we have deemed necessary or appropriate for purposes of this opinion. We have also relied upon such oral or written statements and representations of officers and other representatives of the Company and examined such certificates of public officials and authorities of law as we have deemed relevant as a basis for this opinion.

In our examinations of the aforesaid documents and in rendering the opinion set forth below, we have assumed, without independent investigation or examination: (i) the genuineness of all signatures; (ii) the legal capacity of all individuals who have executed and delivered any of the aforesaid documents; (iii) the authority of all individuals entering and maintaining records; (iv) the authenticity and completeness of all documents submitted to us as originals; (v) the conformity to original documents of all documents submitted to us as copies; and (vi) the authenticity of the originals of such latter documents. In addition, we have assumed that the agreements that accompany each award under the Plan will be consistent with the terms of the Plan and will not expand, modify or otherwise affect the terms of the Plan or the respective rights or obligations of the participants thereunder. Further, we have assumed the accuracy of all information provided to us by the Company, orally or in writing, during the course of our investigations and all statements in certificates of public officials.

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May 7, 2024

We have relied solely upon the examinations and inquiries recited herein, and, except for the examinations and inquiries recited herein, we have not undertaken any independent investigation to determine the existence or absence of any facts, and no inference as to our knowledge concerning such facts should be drawn.

Based upon and subject to the foregoing and the further qualifications and limitations set forth below, as of the date hereof, we are of the opinion that the Shares have been duly authorized by all necessary corporate action of the Company and that, when the Registration Statement has become effective under the Act and the Shares have been issued, delivered and paid for, as appropriate, in the manner provided for and for the consideration prescribed under the terms of the Plan and in any award agreements entered into by participants in the Plan with the Company as contemplated by the Plan, the Shares will be validly issued, fully paid and non-assessable.

This opinion is limited to the substantive laws and legal interpretations under the Ohio General Corporation Law in effect, and the facts and circumstances existing, on the date hereof, and we express no opinion as to the laws of any other jurisdiction and we assume no obligation to revise or supplement this opinion should any such law or legal interpretation be changed by legislative action, judicial interpretation or otherwise or should there be any change in such facts or circumstances.

This opinion is furnished by us solely for the benefit of the Company in connection with the Registration Statement and may not be relied upon or used by any other person or for any other purpose. Notwithstanding the foregoing, we consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Except in connection with the Registration Statement as aforesaid, no portion of this opinion may be quoted or otherwise used by any person without our prior written consent.

Very truly yours,

/s/ Vorys, Sater, Seymour and Pease LLP

Vorys, Sater, Seymour and Pease LLP